As filed with the Securities and Exchange Commission on March 1, 2018
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

FIVE9, INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)		94-3394123 (I.R.S. Employer Identification No.)
Bishop Ranch 8 4000 Executive Parkway, Suite 400 San Ramon, California 94583 (925) 201-2000 (Address of Principal Executive Offices, Including Zip Code)
2014 Equity Incentive Plan 2014 Employee Stock Purchase Plan (Full title of the plan)
Barry Zwarenstein Interim Chief Executive Officer and Chief Financial Officer Five9, Inc. Bishop Ranch 8 4000 Executive Parkway, Suite 400 San Ramon, CA 94583 (Name and address of agent for service)
(925) 201-2000 (Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)		Proposed Maximum Offering Price Per Share ($)		Proposed Maximum Aggregate Offering Price ($)	Amount of Registration Fee ($)
Common Stock, $0.001 par value per share
- Reserved for future issuance under the 2014 Equity Incentive Plan	2,831,582	(2)	$29.49	(4)	$83,503,353.18	$10,396.17
- Reserved for future issuance under the 2014 Employee Stock Purchase Plan	566,316	(3)	$25.07	(5)	$14,197,542.12	$1,767.59
TOTAL	3,397,898		N/A		$97,700,895.30	$12,163.76

(1)    Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant’s common stock.

(2)    Represents shares of common stock that were automatically added to the shares reserved for issuance under the Registrant’s 2014 Equity Incentive Plan (the “2014 Plan”) on January 1, 2018 pursuant to a provision contained in the 2014 Plan. The 2014 Plan provides for an annual automatic increase to the shares reserved for issuance, continuing through January 1, 2024, in an amount equal to 5% of the total number of shares outstanding on December 31st of the preceding calendar year or a lesser number as determined by the Registrant’s Board of Directors.

(3)    Represents shares of common stock that were automatically added to the shares reserved for issuance under the Registrant’s 2014 Employee Stock Purchase Plan (the “ESPP”) on January 1, 2018 pursuant to a provision contained in the ESPP. The ESPP provides for an annual automatic increase to the shares reserved for issuance, continuing through January 1, 2024, by the lesser of (i) 1% of the total number of shares of the Registrant’s common stock outstanding on December 31 of the preceding calendar year; (ii) 1,000,000 shares of common stock (subject to adjustment to reflect any split or combination of the Registrant’s common stock); or (iii) such lesser number as determined by the Registrant’s Board of Directors.

(4)    Estimated in accordance with Rules 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Registrant’s common stock as reported on the NASDAQ Global Market on February 26, 2018.

(5)    Estimated in accordance with Rules 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of 85% of the average of the high and low prices of the Registrant’s common stock as reported on the NASDAQ Global Market on February 26, 2018. Pursuant to the ESPP, the purchase price of a share of common stock is 85% of the fair market value of the Registrant’s common stock.

Registration of Additional Securities
Pursuant to General Instruction E
This Registration Statement registers additional shares of common stock of Five9, Inc. (the “Registrant”) to be issued pursuant to the 2014 Plan and the ESPP. Accordingly, the Registrant incorporates by reference the contents of the Registration Statement on Form S-8 (File No. 333-195037) filed by the Registrant with the Securities and Exchange Commission (“SEC”) on April 4, 2014, the Registration Statement on Form S-8 (File No. 333-204145) filed by the Registrant with the SEC on May 13, 2015, the Registration Statement on Form S-8 (File No. 333-209918) filed by the Registrant with the SEC on March 4, 2016, and the Registration Statement on Form S-8 (File No. 333-216332) filed by the Registrant with the SEC on February 28, 2017.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents filed by the Registrant with the SEC are incorporated herein by reference:
(a)    the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on March 1, 2018;
(b)    the Registrant’s Current Reports on Form 8-K filed with the SEC on February 21, 2018 and February 13, 2018 (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K); and
(c)    the description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-36383) filed with the SEC on March 28, 2014, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.
All documents filed by the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any current report on Form 8-K) subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.
Item 8. Exhibits

Exhibit Number	Description	Filed Herewith

5.1	Opinion of Jones Day.	X
23.1	Consent of KPMG LLP, independent registered public accounting firm.	X
23.2	Consent of Jones Day (included in Exhibit 5.1).	X
24.1	Power of Attorney (included on the signature page of this Registration Statement).	X

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Ramon, State of California, on March 1, 2018.

Five9, Inc.

By:	/s/ Barry Zwarenstein
Barry Zwarenstein
Interim Chief Executive Officer and Chief Financial Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Barry Zwarenstein as his or her attorney-in-fact, with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his or her substitute, may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date
/s/ Barry Zwarenstein Barry Zwarenstein	Interim Chief Executive Officer and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	March 1, 2018
/s/ Michael Burkland Michael Burkland	Executive Chairman, Director	March 1, 2018
/s/ Jack Acosta Jack Acosta	Director	March 1, 2018
/s/ Kimberly Alexy Kimberly Alexy	Director	March 1, 2018
/s/ Michael Burdiek Michael Burdiek	Director	March 1, 2018
/s/ David DeWalt David DeWalt	Director	March 1, 2018
/s/ David Welsh David Welsh	Director	March 1, 2018
/s/ Robert Zollars Robert Zollars	Director	March 1, 2018